UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [X]		Filed by a Party other than the Registrant [ ]
[ ]		Preliminary Proxy Statement
[ ]		Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]		Definitive Proxy Statement
[X]		Definitive Additional Materials
[ ]		Soliciting Material Pursuant to Section 240.14a-12
Inland Residential Properties Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1

EXPLANATORY NOTE

On October 9, 2018, Inland Residential Properties Trust, Inc. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) its definitive proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement was filed in connection with the Company’s annual meeting of stockholders (the “Annual Meeting”) initially called to order on November 27, 2018 and subsequently adjourned until December 18, 2018 to solicit additional proxies in favor of the proposal to approve the plan of liquidation and dissolution of the Company, including the sale of all or substantially all of the assets of the Company and the dissolution of the Company pursuant thereto (the “Plan of Liquidation”). All other proposals were approved by stockholders at the Annual Meeting.

This supplement (this “Supplement No. 1”) is being filed by the Company with the SEC to supplement certain information contained in the Proxy Statement and is being mailed on or about December 11, 2018, to the Company’s stockholders of record as of September 18, 2018. This Supplement No. 1 should be read in conjunction with the Proxy Statement, which should be read in its entirety. Except as otherwise set forth below, the information set forth in the Proxy Statement remains unchanged.

Sale of The Commons at Town Center Property

On December 4, 2018, the Company, through IRESI Vernon Hills Commons, L.L.C., an indirect wholly owned subsidiary of the Company (the “Commons Subsidiary”), entered into an agreement with FPA Multifamily, LLC., an unaffiliated third party (the “Buyer”) to sell the property located at 1255 Town Center Rd, Vernon Hills, Illinois, commonly known as “The Commons at Town Center” (the “Property”) to the Buyer for $24,550,000 excluding closing costs, commissions, and certain prorations and adjustments (the “Agreement”). Sale of the Property is subject to conditions contained in the Agreement.

The Agreement contains customary representations and warranties, which survive the closing of the sale for a period of six months. Pursuant to the Agreement, the Commons Subsidiary’s aggregate liability to the Buyer for any claim in connection with the Agreement or the Property, including without limitation any claim for breach of any representation or warranty of the Commons Subsidiary, is limited to no more than $100,000.

The sale is expected to close by December 20, 2018, subject to the closing conditions set forth in the Agreement being satisfied. These conditions include the Company obtaining an affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Plan of Liquidation, in addition to certain customary conditions.

The Company originally purchased the Property on May 3, 2017 for a purchase price of $23,148,049 and is selling it for a gross sales price of $24,550,000, resulting in a “gross profit” above our purchase price of $1,401,951. After subtracting closing costs and commissions, and making certain prorations and adjustments, the Company intends to use the net proceeds from the sale to repay its mortgage of $13,800,000 on the Property, with the remaining amount to be distributed to stockholders pursuant to the Plan of Liquidation. The Company currently estimates net proceeds available for distribution to stockholders from the sale of the Property to equal around $9,765,573.

The sales price of the Property is slightly below the estimated sales price of the Property that the Company’s business manager, Inland Residential Business Manager & Advisor, Inc. (the “Business Manager”) used, in part, to calculate the range of the Liquidating Distributions Estimate (as defined in the Proxy Statement). The Business Manager believes that the slightly lower than anticipated sales price is due to a number of factors including multi-family market conditions and the interest rate environment during price negotiations. As a result of the lower sales price of the Property, and in light of general market conditions and negotiations with potential buyers of our other properties to date, the Company now anticipates that the Liquidating Distributions Estimate will range from approximately $20.00 to $21.12 per Class A Share, which is lower than the estimated range of $21.38 to $22.86 per Class A Share stated in the Proxy Statement.

Stockholders should note that the Liquidating Distributions Estimate is only an estimate. The actual amount to be distributed will be based on actual proceeds from sale of the properties as well as actual debt outstanding that is repaid or assumed, and actual expenses of the sale process and of winding down the Company. The Liquidating Distributions Estimate is based on a number of assumptions, estimates and data that are inherently imprecise and susceptible to uncertainty and changes in circumstances, including changes to the value of individual assets as well as changes and developments in the real estate and capital markets and changes in interest rates. There can be no assurance that a stockholder will ultimately realize the amount the Company estimates in per share distributions or the Company will realize its estimated real estate values.

Forward-Looking Statements

This Supplement No. 1 contains “forward-looking statements” made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", “can”, "would", “will”, "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear", or "believe". Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to the sale of any property, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in the Proxy Statement, the Company’s most recent Form 10-K and subsequent Form 10-Qs on file with the Securities and Exchange Commission.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements..

Voting Matters

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders will remain valid and will be voted at the reconvened Annual Meeting unless revoked. If you have not yet returned your proxy card or provided your voting instructions, please complete, date and sign your proxy card and return it promptly in the postage-prepaid envelope, or authorize a proxy to vote your shares by internet or telephone (please refer to the instructions on your proxy card or your voting instructions form), as soon as possible so that your shares may be represented at the annual meeting, even if you plan to attend the reconvened Annual Meeting in person.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement. Stockholders may view this Supplement No. 1, the Proxy Statement, the proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 on the Company’s website at inland-investments.com/inland-residential-trust.

3